UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2014

LION BIOTECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(State of Incorporation)

000-53127	75-3254381
(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Blvd., Third Floor, Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 992-3126
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Handelman.  On May 15, 2014 Lion Biotechnologies, Inc. ("we," "us," "our" or the "company") entered into a new employment agreement with Michael Handelman pursuant to which Mr. Handelman will continue to serve as our Chief Financial Officer.  A copy of Mr. Handelman’s employment agreement (“Agreement”)  is attached as Exhibit 10.1 hereto, and the following summary of the Agreement is qualified by reference to such exhibit.

Under the Agreement, Mr. Handelman will continue to receive his current an annual salary of $180,000.  Mr. Handelman also is entitled to participate in any pension, retirement, disability, insurance, medical service, or other employee benefit plan that is generally available to all employees of the company, and to ten days of personal time off per year.

Effective as of May 15, 2014, we granted Mr. Handelman (i) a five-year stock option to purchase an aggregate of 75,000 shares of the Company’s common stock, and (ii) 75,000 shares of restricted common stock.  The stock options will have an exercise price of $7.95 per share, the fair market value of the common stock on May 15, 2014.  Provided that Mr. Handelman is still employed with the Company on the following dates, the foregoing stock options will vest as follows: Options for the purchase of 25,000 shares shall vest on May 15, 2015; and after May 15, 2015 the remaining shares shall vest in equal quarterly installments over the next two years.  Furthermore, provided that Mr. Handelman is still employed with the company on the following dates, the foregoing 75,000 shares of restricted stock will vest in three installments as follows: (i) 25,000 shares shall vest on May 15, 2015; provided, however, that this vesting date will accelerate and changed to August 15, 2014 if the Company has timely filed the quarterly reports of Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014; and (ii) 25,000 shares shall vest on May 15, 2016, and (iii) 25,000 shares shall vest on May 15, 2017.

Either party can terminate the Agreement and Mr. Handelman’s employment without cause at any time.  Upon termination of the Agreement, except as otherwise provided in the Agreement, the unvested options and the unvested shares of restricted stock will be forfeited and returned to the Company, however, if we terminate the employment without cause (as defined in the Agreement) any of Mr. Handelman’s unvested stock options and unvested shares of restricted stock will become fully vested, and he shall have twelve months from the date of termination within which to exercise his vested options.  Furthermore, if we terminate the Agreement without cause, Mr. Handelman will be eligible to receive a severance payment equivalent to six months of his then base salary.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

We are filing as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LION BIOTECHNOLOGIES, INC.

Date: May 16, 2014	By:	/s/ Manish Singh
Manish Singh, Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

10.1	Replacement Employment Agreement, dated May 15, 2014, by and between Lion Biotechnologies, Inc. and Michael Handelman.